UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2021

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2626 Fulton Drive NW

Canton, OH 44718

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 1.421333 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 23, 2021, Hall of Fame Resort & Entertainment Company (the “Company”), and Industrial Realty Group, LLC, a Nevada limited liability company that is controlled by the Company’s director Stuart Lichter (“IRG”), entered into a promissory note (the “Note”) pursuant to which IRG made a loan to the Company in the aggregate amount of $8,500,000 (the “Loan Amount”). Interest will accrue on the outstanding balance of the Note at a rate of 8% per annum, compounded monthly. The Company will pay interest to IRG under the Note on the first day of each month, in arrears. The Note has a maturity date of June 30, 2022 (the “Maturity Date”). The Company may prepay all or any portion of the Note at any time prior to the Maturity Date without penalty or premium.

The Note contains customary terms regarding events of default, which include payment defaults and breach of any non-monetary covenant of the Note. Upon the occurrence of an event of default, IRG may, at its option, declare the Note immediately due and payable. The Company paid an origination fee of 0.25% of the Loan Amount to IRG under the Note. If the loan evidenced by the Note is not repaid in full by December 31, 2021, the Company will pay IRG a fee equal to 0.25% of the total then-outstanding amount due under the Note on or before the earlier to occur of (i) the Maturity Date and (ii) date on which the loan evidenced by the Note is repaid in full. The Note contains certain customary terms regarding payment of IRG expenses and indemnification of IRG.

The rights of IRG under the Note are subordinated in right of payment to all obligations owed by the Company under its term loan agreement, dated as of December 1, 2020, as amended, with Aquarian Credit Funding, LLC (the “Term Loan Agreement”). The loan evidenced by the Note will remain unsecured until such time as the loan evidenced by the Term Loan Agreement is repaid in full. In connection with the Company’s repayment of the Term Loan Agreement, each of the Company’s direct and indirect subsidiaries (with certain exceptions) will execute and deliver to IRG a mortgage as security for the loan evidenced by the Note.

The foregoing description of the Note is not complete and is qualified in its entirety by reference to the full text of the Note, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 10.1 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	Promissory Note, date November 23, 2021, issued by Hall of Fame Resort & Entertainment Company to Industrial Realty Group, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: November 24, 2021

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